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                                                                    EXHIBIT 3.25

                                                                         NC
                                                                     17 JUL 1999
                                                              (pound)20 FEE PAID
                                                                 COMPANIES HOUSE

                             THE COMPANIES ACT 1985

                                       AND

                             THE COMPANIES ACT 1989

                                   ----------

                       A PRIVATE COMPANY LIMITED BY SHARES

                                   ----------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                            INSULPAK HOLDINGS LIMITED

                                   ----------

1.      The Company's name is "INSULPAK HOLDINGS LIMITED".

2.      The Company's Registered Office is to be situated in England and Wales.

3.      The Company's objects are:-

(A)     (i)     To carry on the business of a holding company in all its
                branches, and to acquire by purchase, lease, concession, grant, license or otherwise deal in such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, bonds, obligations, securities, reversionary interests annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit, and generally to hold, manage, develop, lease, sell, or dispose of the same; and to vary any of the investments of the Company, and to enter into, assist or participate in financial, commercial, mercantile, industrial and other transactions, undertakings, and business of every description.

        (ii) To co-ordinate the policy and administration of any subsidiary companies or any companies of which this Company is a Member or which are in any manner controlled by this Company.

        (iii) To carry on all or any of the businesses of building and civil engineering contractors, land, estate and property developers, repairers and jobbers, estate agents and managers, mortgage and insurance brokers, and agents, surveyors, valuers and auctioneers, builders' merchants, plant hire specialists, painters, decorators, plumbers, haulage and transport contractors, electricians and general engineers, financiers for the promotion of the sale for cash or on credit, or on the installment plan or hire purchase agreement or easy payment system or otherwise

Presented By : THE LONDON LAW AGENCY LIMITED
TEMPLE CHAMBERS, TEMPLE AVE, LONDON EC4Y OHP              Our Ref : 77106

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                of goods, wares, produce, products and merchandise of every description, and general merchants, agents and traders.

(B) To carry on any other trade or business which may seem to the Company capable of being conveniently carried on in connection with the objects specified in Sub-Clause (A) hereof or calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company.

(C) To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licenses, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company's business or any branch or department thereof.

(D) To erect, construct, lay down, enlarge, alter and maintain any roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories, buildings, works, plant and machinery necessary or convenient for the Company's business, and to contribute to or subsidise the erection, construction and maintenance of any of the above.

(E) To borrow or raise or secure the payment of money in such manner as the Company shall think fit for the purposes of or in connection with the Company's business, and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society.

(F) For the purposes of or in connection with the business of the Company to mortgage and charge the undertaking and all or any of the real and personal property and assets, present and future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurances. To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly.

(G) To receive money on deposit or loan upon such terms as the Company may approve.

(H) To lend money to any company, firm or person and to give all kinds of indemnities and either with or without the Company receiving any consideration or advantage, direct or indirect, for giving any such guarantee, and whether or not such guarantee is given in connection with or pursuant to the attainment of the objects herein stated to guarantee either by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital of the Company or by both such methods, the performance of the obligations and the payment of the capital or principal (together with any premium) of and dividends or interest on any debenture, stocks, shares or other securities of any

                                        2
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company, firm or person and in particular (but without limiting the generality of the foregoing) any company which is for the time being the Company's Holding or Subsidiary company or otherwise associated with the Company in business.

(I) To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being the Company's Holding or Subsidiary company or otherwise associated with the Company in business or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object; and to establish, set up, support and maintain share purchase schemes or profit sharing schemes for the benefit of any employees of the Company, or of any company which is for the time being the Company's Holding or Subsidiary company and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(J) To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments.

(K) To invest and deal with the moneys of the Company not immediately required for the purposes of its business in or upon such investments or securities and in such manner as may from time to time be determined.

(L) To pay for any property or rights acquired by the Company, either in cash or fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

(M) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by installments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

(N) To enter into any partnership or joint-purse arrangement or arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company, and to acquire and hold,

                                        3
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sell, deal with or dispose of shares, stock or securities of any such company, and to guarantee the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist any such company.

(O) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company, and to acquire and hold or dispose of shares, stock or securities and guarantee the payment of dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such company.

(P) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on or possessed of property suitable for the purposes of the Company, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company.

(Q) To sell, improve, manage, develop, turn to account, exchange, let on rent, grant royalty, share of profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

(R) To amalgamate with any other company whose objects are or include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner.

(S) To subscribe for, purchase or otherwise acquire, and hold shares, stock, debentures or other securities of any other company.

(T) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(U) To give such financial assistance directly or indirectly for the purpose of the acquisition of shares in the Company or the Company's Holding company or for the purpose of reducing or discharging any liability incurred by any person for the purpose of the acquisition of shares in the Company or the Company's Holding company as may be lawful.

(V) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

                                        4
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(W)     To do all such things as are incidental or conducive to the above objects or any of them.

And it is hereby declared that, save as otherwise expressly provided, each of the paragraphs of this Clause shall be regarded as specifying separate and independent objects and accordingly shall not be in anywise limited by reference to or inference from any other paragraph or the name of the Company and the provisions of each such paragraph shall, save as aforesaid, be carried out in as full and ample a manner and construed in as wide a sense as if each of the paragraphs defined the objects of a separate and distinct company.

4.      The liability of the Members is limited.

5. The Company's share capital is (pound)50,000,000 divided into 50,000,000 shares of (pound)1 each.

                                        5
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We, the Subscribers to this Memorandum of Association, wish to be formed into a
Company pursuant to this Memorandum; and we agree to take the number of Shares shown opposite our respective names.

                                                                        Number of Shares
                                                                         taken by each
        NAMES AND ADDRESSES OF SUBSCRIBERS                                 Subscriber
----------------------------------------------------------------------------------------
              /s/ [ILLEGIBLE]
              For and on behalf of
              LONDON LAW SERVICES LIMITED,
              Temple Chambers,
              Temple Avenue,                                               One
              London EC4Y OHP.

              /s/ M. J. Hope
              For and on behalf of
              LONDON LAW SECRETARIAL LIMITED,
              Temple Chambers,
              Temple Avenue,                                               One
              London EC4Y OHP.
                                                                        ----------------
                                              Total Shares taken           Two

              Dated the 15th day of July 1999.
              Witness to the above Signatures: -

              /s/ Colin A. Lay

              COLIN A LAY,
              Temple Chambers,
              Temple Avenue,
              London EC4Y OHP.

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                             THE COMPANIES ACT 1985

                                       AND

                             THE COMPANIES ACT 1989

                                   ----------

                       A PRIVATE COMPANY LIMITED BY SHARES

                                   ----------

                             ARTICLES OF ASSOCIATION

                                       OF

                            INSULPAK HOLDINGS LIMITED

                                   ----------

                                   PRELIMINARY

        1. The Regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (such Table being hereinafter referred to as "Table A") shall apply to the Company save in so far as they are excluded or varied hereby: that is to say, Clauses 8 and 64 of Table A shall not apply to the Company; and in addition to the remaining Clauses of Table A, as varied hereby, the following shall be the Articles of Association of the Company.

                                     SHARES

        2. (A) Subject to Sub-Article (B) hereof all Shares shall be under the control of the Directors and the Directors may allot, grant options over, or otherwise deal with or dispose of the same to such persons and generally on such terms and in such manner as they think fit.

        (B) The Directors are generally and unconditionally authorised for the purposes of Section 80 of the Act to allot relevant securities (as defined in Section 80 of the Act) provided that the aggregate nominal value of such securities allotted pursuant to this authority shall not exceed the amount of the authorised share capital with which the Company is incorporated; and that this authority shall expire on the fifth anniversary of the incorporation of the Company unless varied or revoked or renewed by the Company in General Meeting.

        (C) The Directors shall be entitled under the authority conferred by this Article to make at any time before the expiry of such authority any offer or agreement which will or may require relevant securities to be allotted after the expiry of such authority.

        (D)     In accordance with Section 91 of the Act, Section 89(1) and
Section 90(1) to (6) of the Act shall not apply to any allotment of equity securities (as defined in Section 94 of the Act by the Company.

        3. The Company shall have a first and paramount lien on every Share (whether or not it is a fully paid Share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share and the Company shall also have a first and paramount lien on all Shares (whether fully paid or not) standing registered in the name of any person whether solely or as one of two or more joint holders for all moneys presently payable by him or his

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estate to the Company; but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a Share shall extend to any dividend or other amount payable in respect thereof.

                                GENERAL MEETINGS

        4. A notice convening a General Meeting shall in the case of special business specify the general nature of the business to be transacted; and Clause 38 of Table A shall be modified accordingly.

        5. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an Annual General Meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and Auditors, the election of Directors in the place of those retiring and the appointment of, and the fixing of the remuneration of, the Auditors.

        6. Clause 41 of Table A shall be read and construed as if the last sentence ended with the words ", and if at the adjourned Meeting a quorum is not present within half an hour from the time appointed for the Meeting, the Meeting shall be dissolved".

                                    DIRECTORS

        7. Unless and until the Company in General Meeting shall otherwise determine, there shall not be any limitation as to the number of Directors. If and so long as there is a sole Director, he may exercise all the powers and authorities vested in the Directors by these Articles or Table A; and Clause 89 of Table A shall be modified accordingly.

        8. If the resolution or instrument by which a Director is appointed so provides, he shall be a Permanent Director and not subject to retirement by rotation; and Clauses 73 to 75 (inclusive) of Table A shall not apply to any Permanent Director.

        9. The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue Debentures, Debenture Stock, and other Securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

        10. A Director may vote as a Director on any resolution concerning any contract or arrangement in which he is interested or upon any matter arising thereout, and if he shall so vote his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration; and Clause 94 of Table A shall be modified accordingly.

                                    INDEMNITY

        11. Subject to the provisions of the Act and in addition to such indemnity as is contained in Clause 118 of Table A, every Director, officer or official of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities incurred by him in or about the execution and discharge of the duties of his office.

                               TRANSFER OF SHARES

        12. The Directors may, in their absolute discretion, and without assigning any reason therefor, decline to register any transfer of any Share, whether or not it is a fully paid Share; and Clause 24 of Table A shall be modified accordingly.

                                        3
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                NAMES AND ADDRESSES OF SUBSCRIBERS


                /s/ [ILLEGIBLE]
                For and on behalf of
                LONDON LAW SERVICES LIMITED,
                Temple Chambers,
                Temple Avenue,
                London EC4Y OHP.


                /s/ M. J. Hope
                For and on behalf of
                LONDON LAW SECRETARIAL LIMITED,
                Temple Chambers,
                Temple Avenue,
                London EC4Y OHP.


                Dated the 15th day of July 1999.

                Witness to the above Signatures: -

                /s/ Colin A. Lay


                COLIN A LAY,
                Temple Chambers,
                Temple Avenue,
                London EC4Y OHP.